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                                                                   Exhibit 10.53


                   LADENBURG THALMANN FINANCIAL SERVICES INC.
                         590 MADISON AVENUE, 34TH FLOOR
                               NEW YORK, NY 10022



                                                             As of March 9, 2004



Mr. Charles I. Johnston

Dear Mr. Johnston:

         We are pleased to inform you that Ladenburg Thalmann Financial Services Inc. (the "Company") has granted you a nonqualified option (the "Option") to purchase 1,500,000 shares of the Company's common stock, par value $.0001 per share (the "Common Stock"), at a purchase price of $0.75 per share (any of the underlying shares of Common Stock to be issued upon exercise of the Option are referred to hereinafter as the "Shares."

         1. Subject to the terms hereof, the Option may be exercised on or prior to March 8, 2014 (after which date the Option will, to the extent not previously exercised, expire). The Option shall vest and become exercisable as to 300,000 of the Shares on and after each of March 9, 2005, 2006, 2007, 2008 and 2009, provided you are then employed by the Company and/or one of its present or future subsidiaries; provided, however, that the entire Option shall vest earlier and become immediately exercisable upon (i) the occurrence of a "Change in Control" as defined in Section 3(D) of the Employment Agreement dated as of March 9, 2004, by and between you and the Company, regardless of whether the Employment Agreement is then in effect (the "Employment Agreement"), or (ii) the termination of your employment with the Company due to death or Disability (as defined in Section 7(B) of the Employment Agreement).

         2. The Option, from and after the date it vests and becomes exercisable pursuant to Section 1 hereof, may be exercised in whole or in part by delivering to the Company a written notice of exercise in the form attached hereto as Exhibit A, specifying the number of the Shares to be purchased and the purchase price therefor, together with payment of the purchase price of the Shares to be purchased. The purchase price is to be paid in cash or by delivering shares of Common Stock already owned by you for at least six months and having a "Fair Market Value" on the date of exercise equal to the purchase price of the Option being exercised, or a combination of such shares and cash. "Fair Market Value," unless otherwise required by any applicable provision of the Internal Revenue Code of 1986, as amended from time to time, and any successor thereto and the regulations promulgated thereunder, means, as of any given date:



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Mr. Chares I. Johnson
March 9, 2004
Page 2


(i) if the Common Stock is listed on a national securities exchange or quoted on the Nasdaq National Market or Nasdaq Small Cap Market, the last sale price of the Common Stock in the principal trading market for the Common Stock on the last trading day preceding the date of grant of an award hereunder, as reported by the exchange or Nasdaq, as the case may be: (ii) if the Common Stock is not listed on a national securities exchange or quoted on the Nasdaq National Market or Nasdaq SmallCap Market, but is traded in the over-the-counter market, the closing bid price for the Common Stock on the last trading day preceding the date of grant of an award hereunder for which such quotations are reported by the OTC Bulletin Board or the National Quotation Bureau, Incorporated or similar publisher of such quotations; and (iii) if the fair market value of the Common Stock cannot be determined pursuant to clause (i) or (ii) above, such price as the Compensation Committee of the Company shall determine, in good faith.

                  In addition, payment of the purchase price of the Shares to be purchased may also be made by delivering a properly executed notice to the Company, together with a copy of the irrevocable instructions to a broker to deliver promptly to the Company the amount of sale or loan proceeds necessary to pay the purchase price, and, if required, the amount of any federal, state or local withholding taxes.

                  No Shares shall be issued until full payment therefor has been made. You shall have all of the rights of a stockholder of the Company holding the Common Stock that is subject to the Option (including, if applicable, the right to vote the Shares and the right to receive dividends thereon), when you have given written notice of exercise, have paid in full for such Shares and, if requested, have given the certificate described in Section 9 hereof.

         3. In the event your employment with the Company is terminated for any reason, the Option shall forthwith terminate, provided that you may exercise any then unexercised portion of the Option then vested and exercisable pursuant to
Section 1 hereof at any time prior to the earlier of nine months after the termination of your employment (one year in the event of death or Disability), or the expiration of the Option.

         4. The Option is not transferable except (i) by will or the applicable laws of descent and distribution or (ii) for transfers to your family members or trusts or other entities whose beneficiaries are your family members, provided that such transfer is being made for estate, tax and/or personal planning purposes and will not have adverse tax consequences to the Company. In such event, the transferee shall remain subject to all the terms and conditions applicable to the Option prior to such transfer.

         5. In the event of your death or Disability, the Option may be exercised by your personal representative or representatives, or by the person or persons to whom your rights under the Option shall pass by will or by the applicable laws of descent and distribution, within the one year period following termination due to death or Disability.



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Mr. Chares I. Johnson
March 9, 2004
Page 3

         6. In the event of any change in the shares of Common Stock of the Company as a whole occurring as the result of a stock split, reverse stock split, stock dividend payable on shares of Common Stock, combination or exchange of shares, or other extraordinary or unusual event occurring after the date hereof, the Board of Directors of the Company shall determine, in its sole discretion, whether such change equitably requires an adjustment in the terms of the Option. Any such adjustments will be made by the Board, whose determination will be final, binding and conclusive.

         7. The grant of the Option does not confer on you any right to continue in the employ of the Company or any of its subsidiaries or affiliates or interfere in any way with the right of the Company or its subsidiaries or affiliates to terminate the term of your employment.

         8. The Company shall require as a condition to the exercise of any portion of the Option that you pay to the Company, or make other arrangements regarding the payment of, any federal state or local taxes required by law to be withheld as a result of such exercise.

         9. Unless at the time of the exercise of any portion of the Option a registration statement under the Securities Act of 1933, as amended (the "Act"), is in effect as to the Shares, the Shares shall be acquired for investment and not for sale or distribution, and if the Company so requests, upon any exercise of the Option, in whole or in part, you agree to execute and deliver to the Company a reasonable certificate to such effect.

         10. You understand and acknowledge that: (i) any Shares purchased by you upon exercise of the Option may be required to be held indefinitely unless such Shares are subsequently registered under the Act or an exemption from such registration is available; (ii) any sales of such Shares made in reliance upon Rule 144 promulgated under the Act may be made only in accordance with the terms and conditions of that Rule (which, under certain circumstances, restrict the number of shares which may be sold and the manner in which shares may be sold);
(iii) certificates for Shares to be issued to you hereunder shall bear a legend to the effect that the Shares have not been registered under the Act and that the Shares may not be sold, hypothecated or otherwise transferred in the absence of an effective registration statement under the Act relating thereto or an opinion of counsel satisfactory to the Company that such registration is not required; (iv) the Company shall place an appropriate "stop transfer" order with its transfer agent with respect to such Shares; and (v) you shall abide by all of the Company's policies in effect at the time you acquire any Shares and thereafter, including the Company's Insider Trading Policy, with respect to the ownership and trading of the Company's securities.

         11. The Company represents and warrants to you as follows: (i) this agreement and the grant of the Option hereunder have been authorized by all necessary corporate action by the Company and this letter agreement is a valid and binding agreement of the Company enforceable



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Mr. Chares I. Johnson
March 9, 2004
Page 4




against the Company in accordance with its terms; (ii) the grant of the Option to you on the terms set forth herein will be exempt from the provisions of
Section 16(b) of the Securities Exchange Act of 1934, as amended, pursuant to Rule 16b-3(d) thereunder; (iii) the Company will obtain, at its expense, any regulatory approvals necessary or advisable in connection with the grant of the Option or the issuance of the Shares; and (iv) the Company currently has reserved and available, and will continue to have reserved and available during the term of the Option, sufficient authorized and issued shares of its Common Stock for issuance upon exercise of the Option.

         12. Promptly following the date hereof, the Company shall use its best efforts to file and keep in effect a Registration Statement on Form S-8 or other applicable form to register under the Act the Shares issuable to you upon exercise of the Option.

         13. This letter agreement contains all the understandings between the Company and you pertaining to the matters referred to herein, and supercedes all undertakings and agreements, whether oral or in writing, previously entered into by the Company and you with respect hereto. No provision of this letter agreement may be amended or waived unless such amendment or waiver is agreed to in writing signed by you and a duly authorized officer of the Company. No waiver by the Company or you of any breach by the other party hereto of any condition or provision of this letter agreement to be performed by such other party shall be deemed a waiver of a similar or dissimilar condition or provision at the same time, any prior time or any subsequent time. If any provision of this letter agreement or the application of any such provision to any party or circumstances shall be determined by any court of competent jurisdiction to be invalid and unenforceable to any extent, the remainder of this letter agreement or the application of such provision to such person or circumstances other than those to which it is so determined to be invalid and unenforceable, shall not be affected thereby, and each provision hereof shall be validated and shall be enforced to the fullest extent permitted by law. This letter agreement will be governed by and construed in accordance with the laws of the State of New York, without regard to its conflicts of laws principles. This letter agreement may be executed in counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

                  [REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]



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Mr. Chares I. Johnson
March 9, 2004
Page 5


         Would you kindly evidence your acceptance of the Option and your agreement to comply with the provisions hereof by executing this letter agreement in the space provided below.

                                      Very truly yours,

                                      LADENBURG THALMANN FINANCIAL SERVICES INC.


                                      By: /s/ Salvatore Giardina
                                          ------------------------------------
                                          Salvatore Giardina
                                          Vice President and Chief Financial
                                          Officer

AGREED TO AND ACCEPTED:

/s/ Charles I. Johnston
-------------------------------
Charles I. Johnston



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                                                                       EXHIBIT A

Ladenburg Thalmann Financial Services Inc.
590 Madison Avenue, 34th Floor
New York, NY  10022

Gentlemen:

         Notice is hereby given of my election to purchase _________ shares of Common Stock, $.0001 par value (the "Shares"), of Ladenburg Thalmann Financial Services Inc., at a price of $______ per Share, pursuant to the provisions of the stock option granted to me as of March 9, 2004. Enclosed in payment for the Shares is:

                   [ ]     my check in the amount of $_________________.

                   [ ] ______________ Shares having a total value of $______________, such value being based on the closing price(s) of the Shares on the date hereof.

         The following information is supplied for use in issuing and registering the Shares purchased hereby:

                  Number of Certificates
                     and Denominations              ----------------------------

                  Name                              ----------------------------

                  Address                           ----------------------------

                                                    ----------------------------

                                                    ----------------------------

                  Social Security No.               ----------------------------

Dated:
                                                    Very truly yours,



                                                    Charles I. Johnston